UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               -----------------

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   Pursuant to Section 12(b) OR 12(g) of the
                        Securities Exchange Act of 1934


                        PacifiCare Health Systems, Inc.
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                     001-31700                  95-4591529
(State or Other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)


    5995 Plaza Dr. Cyprus, California                                 90630-5028
(Address of Principal Executive Offices)                              (Zip Code)


                                (714) 952-1121
             (Registrant's telephone number, including area code)


If this form relates to the                 If this form relates to the
registration of a class securities          registration of a class of
pursuant to Section of 12(b) of the         securities pursuant to Section
Exchange Act and is effective               12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check
box. /X/                                    the following box. / /


Securities Act registration statement file number to which this form relates:
    N/A

Securities to be registered pursuant to Section 12(b) of the Act:


                                                            Name of Each Exchange on Which Each Class
      Title of Each Class to be so Registered                              is to be Registered
-----------------------------------------------------    -----------------------------------------------------
           Preferred Share Purchase Rights                             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                         None.
                                  -----------------
                                     Title of Class


We hereby amend the following items, exhibits or other portions of our Form 8-A filed on December 3, 2001 related to our Preferred Share Purchase Rights, as set forth below.

Item 1.  Description of Registrant's Securities to be Registered.

Item 1 of Registrant's Form 8-A is hereby amended by restating in its entirety the second sentence of Item 1 therein with the following:

"A description of the rights to purchase Series A junior participating preferred stock registered hereunder is contained in the Registrant's Form 8-K and the exhibits thereto filed with the Commission on November 19, 1999 and incorporated by reference herein and in the Registrant's Form 8-K and the exhibits thereto filed with the Commission on July 12, 2005 and incorporated by reference herein."

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     PACIFICARE HEALTH SYSTEMS, INC.


                                     By: /s/ Peter Reynolds
                                         -----------------------------------
                                         Name:  Peter Reynolds
                                         Title: Senior Vice President, Finance;
                                                Corporate Controller


Date: July 12, 2005